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                                  AMENDMENT NO. 1 TO
                       UNDERWRITING AND DISTRIBUTION AGREEMENT


    THIS AMENDMENT, made this 24th day of November 1997, by and between Fortis Income Portfolios, Inc., a Minnesota corporation (the "Fund") for and on behalf of each class of shares of each of the Fund's Portfolios and Fortis Investors, Inc., a Minnesota corporation ("Investors").

    1. Section 1 of the Underwriting and Distribution Agreement dated as of November 14, 1994 by and between the Fund and Investors is hereby amended to state that the term "Portfolios" shall be defined to include Fortis U.S. Government Securities Fund, Fortis Strategic Income Fund and any other Portfolios which may hereafter be created by the Board of Directors of the Fund.

    2.   The effective date of this Amendment shall be December 1, 1997.

    IN WITNESS WHEREOF, the Fund and Investors have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

                                            FORTIS INCOME PORTFOLIOS, INC.


                                            By: /s/ Dean C. Kopperud
                                                --------------------------------
                                                Dean C. Kopperud
                                                Its President

                                            FORTIS INVESTORS, INC.


                                            By: /s/ Dean C. Kopperud
                                                --------------------------------
                                                Dean C. Kopperud
                                                Its President